UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2007

Lone Star Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12881	75-2085454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15660 North Dallas Parkway,
Suite 500
Dallas, Texas 75248

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (972) 770-6401

Not applicable

(Former name or former address, if changed since last report)

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into Material Definitive Agreement

On February 19, 2007, at a meeting of the Human Resources Committee (“Committee”) of the Board of Directors of Lone Star Technologies, Inc. (“Lone Star”), the Committee recommended to the Board, and at its meeting on February 27, 2007 the Board approved, the performance objectives and related bonus opportunities for the 2007 Annual Cash Incentive Bonus Program (“2007 Program”) which is applicable to key employees of Lone Star and its operating companies, including Lone Star’s executive officers.  At the February 27th meeting, the Committee also recommended to the Board, and the Board authorized, payment of cash bonuses to the executive officers and other participants in the 2006 Annual Cash Incentive Program (“2006 Program”), which has terms that have been previously disclosed in Loan Star’s filings with the Securities and Exchange Commission.  Cash bonus opportunities under the 2006 Program and the 2007 Program are provided in accordance with and as part of Lone Star’s 2004 Long-Term Incentive Plan.

Annual cash bonus targets as a percentage of salary (ranging from 10% to 100%) were established for each participant in the 2007 Program.  Each participant’s employer establishes an opportunity pool of which (i) one-half is based on such employer’s achievement of 100% of its 2007 targeted ROA (return on assets, which is earnings before income taxes divided by total assets less non-interest bearing liabilities) and (ii) one-half is based on such employer’s achievement of 2007 targeted earnings before income taxes (“EBT”).  If the employer achieves less than 100% of its 2007 targeted ROA, the half of the opportunity pool based on targeted ROA would be reduced accordingly.  Correspondingly, if the employer achieves less than 100% of its 2007 targeted EBT, the half of the opportunity pool based on targeted EBT would be reduced accordingly.  Lone Star’s chief executive officer would not be eligible to receive a cash bonus under the 2007 Program if Lone Star achieves less then 70% of the 2007 targeted EBT.  If an employer achieves more than 100% of its 2007 targeted ROA, the half of the opportunity pool based on targeted ROA would be increased proportionally up to a maximum of 200% of the sum of the participants’ target bonus amounts based on targeted ROA.  Similarly, if an employer receives more than 100% of its 2007 targeted EBT, the half of the opportunity pool based on targeted EBT would be increased proportionally up to a maximum of 200% of the participants’ target bonus amounts based on targeted EBT.

The Committee, in its sole discretion, administers the 2007 Program and selects the key employees and executive officers who participate in the 2007 Program.  The Committee has the right to modify the awards and the terms of the 2007 Program, and to determine final awards in its discretion.  The Committee also considers achievement of individual objectives or performance in deciding on the amount of any bonus for a participant.

At the February 27th meeting, the Board, on the Committee’s recommendation, determined the amounts of the cash bonuses to be paid to participants in the 2006 Annual Cash Incentive Bonus Program and directed that the payments of those bonuses be made on or before March 15, 2007.  The five persons who served as executive officers of Lone Star during 2006 and received cash compensation exceeding $100,000 during that year (the “Named Executive Officers”) were awarded the following cash bonuses for 2006:  Rhys J. Best, Chairman and Chief Executive Officer of Lone Star - $750,000; Joseph Alvarado, President and Chief Operating Officer of

Lone Star - $475,000; W. Byron Dunn, President and Chief Executive Officer of Lone Star Steel Company - $310,000; Charles J. Keszler, Vice President and Chief Financial Officer of Lone Star - $200,000; and Robert F. Spears, Vice President, General Counsel and Secretary of Lone Star - $165,000.

At its February 19th meeting the Committee also recommended to the Board, and the Board approved at its February 27th meeting, the adoption of a new Operational Integration Cash Bonus Plan (the “Operational Integration Plan”) to incentivize and reward the performance of, and to promote the retention of, executive officers (including the Named Executive Officers), key managers and selected employees of Lone Star and its operating subsidiaries who help maximize the benefits of Lone Star’s selected strategic initiatives.  These include Lone Star’s current and future joint ventures, new product introductions and its capital investments program.  The bonus pool for the three-year period 2007 through 2009 will be an aggregate of up to $3,000,000.  Awards under the Operational Integration Plan will be made quarterly on a discretionary basis based in part on the achievement of personal objectives previously communicated to the executive officers, key managers and selected employees participating in the Operational Integration Plan.  Each quarter the President and Chief Operating Officer of Lone Star will evaluate, and report to the Chairman and Chief Executive Officer, on the achievement of personal objectives by participants in the Operational Integration Plan.  The Chairman and Chief Executive Officer will thereafter approve bonuses to appropriate participants under the direction of the Committee and Board of Directors, as appropriate.

The Committee’s and Board’s approval of the terms of the 2007 Program and the Operational Integration Plan shall not be deemed to create an enforceable agreement between Lone Star or any of its subsidiaries and any employee, and the Committee retains the right to reduce or refuse to authorize any awards under the 2007 Program or the Operational Integration Plan, regardless of the attainment of any Program or Plan objectives.  No right to any award under the 2007 Program shall be deemed to exist unless and until the Committee and Board authorize payment of awards under the 2007 Program following the completion of the 2007 fiscal year.  Correspondingly, no right to any award under the Operational Integration Plan shall be deemed to exist unless and until such award is paid.

The Committee also discussed at its February 19th meeting, and the Board approved at its February 27th meeting, the forms of (i) the Strategic Incentive Plan Participant Performance-Based Restricted Stock Agreement (the “Restricted Stock Agreement”) for selected officers of Lone Star who participate in its Strategic Incentive Plan and (ii) the Director Performance-Based Restricted Stock Unit Award (the “RSU Agreement”) for members of Lone Star’s Board.  The forms of the Restricted Stock Agreement and the RSU Agreement are attached to this Form 8-K as, respectively, Exhibits 10.1 and 10.2, and are incorporated herein by reference.  Awards under the Restricted Stock Agreements and the RSU Agreements will be made under Lone Star’s 2004 Long-Term Incentive Plan.

The Board awarded the following numbers of shares of restricted stock under Restricted Stock Agreements to the Named Executive Officers at the February 27th meeting:  Mr. Best — 26,000 shares; Mr. Alvarado — 17,000 shares; Mr. Dunn — 10,000 shares; Mr. Keszler — 7,500 shares; and Mr. Spears — 7,500 shares.  In addition, at such meeting the Board awarded each non-executive director 2,400 restricted stock units under the RSU Agreement.

Item 9.01.  Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

Exhibit Number	Exhibit Title
10.1	Lone Star’s Form of Strategic Incentive Plan Participant Performance-Based Restricted Stock Agreement
10.2	Lone Star’s Form of Director Performance-Based Restricted Stock Unit Award

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.

	By:	/s/ Robert F. Spears
Robert F. Spears,
Vice President, General Counsel and Secretary

Date: March 2, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Lone Star’s Form of Strategic Incentive Plan Participant Performance-Based Restricted Stock Agreement
10.2	Lone Star’s Form of Director Performance-Based Restricted Stock Unit Award